SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2011

WHITE SMILE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-162461	42-1766696
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
927 Lincoln Rd., Suite 200 Miami, Florida 33139-2618 (Address of principal executive offices) (888-976-4531) (Registrant’s Telephone Number)

Shawcore Development Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2011, the Company entered into an Asset Purchase Agreement with Dr. Martin S. Giniger.  Under the terms of the Agreement, Dr. Giniger will receive ten million (10,000,000) shares of the Company’s common stock, par value $0.001,, in exchange for a 100% interest in certain assets owned by Dr. Giniger, as described below.  Under the terms of the Agreement, Mr. Ahmadzai has agreed to cancel ten million (10,000,000) shares currently held in his name.  Additionally, the Company has agreed to undergo a 2:1 forward split of the Company’s common stock.  Documentation has been submitted to The Financial Industry Regulatory Authority (“FINRA”) in order to effect the stock split.  In exchange for these considerations, the Company will receive a 100% interest in the following assets currently held by Dr. Giniger:

All-Natural / Organic Tooth Pastes

-Fruit PasteTM –

All-Natural tooth paste that combines Organic fruit enzymes with other all natural ingredients.  This product can be made 100% Certified Organic.

-Aloe Vera Tooth Paste – All-Natural Aloe Vera based Tooth Paste that replaces artificial ingredients with Natural Occuring ingredients.

- All-Natural and Organic Mouth Rinse

Childrens All-Natural and Organic Oral Health Line

Includes: Tooth Paste, Tooth Brush, and other Proprietary Components

This Product can also be made 100% Certified Organic

All Proprietary formulation and Trade Secrets pertaining to the above mentioned products.

The Agreement closed on December 27, 2011, all terms of the Asset Purchase Agreement having been met.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Attached hereto as exhibit 10.1 is the Asset Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated January 4, 2012	White Smile Global, Inc.

By /s/ Omar John Ahmadzai
Omar John Ahmadzai,
President